SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: July 8, 2003

Commission File Number	Exact Name of Registrant as specified in its charter	State or other Jurisdiction of Incorporation	IRS Employer Identification Number
_____________	_____________	_____________	_____________
1-12609 1-2348	PG&E Corporation Pacific Gas and Electric Company	California California	94-3234914 94-0742640

Pacific Gas and Electric Company 77 Beale Street, P. O. Box 770000 San Francisco, California 94177		PG&E Corporation One Market, Spear Tower, Suite 2400 San Francisco, California 94105

(Address of principal executive offices) (Zip Code)

Pacific Gas and Electric Company (415) 973-7000		PG&E Corporation (415) 267-7000

(Registrant's telephone number, including area code)

Inapplicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5.     Other Events

Proposed Settlement Agreement

          As previously disclosed, PG&E Corporation and its subsidiary, Pacific Gas and Electric Company (Utility) and the staff of the California Public Utilities Commission (CPUC) entered into a proposed settlement agreement that contemplates a new plan of reorganization (Settlement Plan) to supercede the competing plans of reorganization submitted in the Utility’s proceeding under Chapter 11 of the U.S. Bankruptcy Code pending in the U.S. Bankruptcy Court for the Northern District of California (Bankruptcy Court).  On June 27, 2003, PG&E Corporation, the Utility, and the Official Committee of Unsecured Creditors, as co-proponents, filed the Settlement Plan with the Bankruptcy Court.  Among other conditions to effectiveness of the Settlement Plan, the CPUC must approve the proposed settlement agreement on or before December 31, 2003, the Bankruptcy Court must approve the disclosure statement which will be used to solicit approval of the Settlement Plan from creditors entitled to vote on the Settlement Plan, and the Bankruptcy Court must confirm the Settlement Plan.

          The CPUC has set a prehearing conference for July 9, 2003 regarding the proposed settlement agreement. As requested by the CPUC, on July 1, 2003, the Utility submitted a proposed schedule of procedures it believes are needed under the California Public Utilities Code and CPUC policies and practices to implement the proposed settlement agreement and Settlement Plan.  The Utility’s proposed schedule calls for evidentiary hearings to be completed by September 12, 2003, for a proposed CPUC decision to be issued by November 18, 2003, and for a final CPUC decision to be issued by December 18, 2003.

           Further, the Bankruptcy Court has set a hearing for July 30, 2003 to consider whether to approve the proposed disclosure statement describing the Settlement Plan.

Credit Ratings

          On June 23, 2003, Moody’s Investors Service announced that it placed the ratings of the Utility, including its senior unsecured debt at Caa2, under review for possible upgrade following the announcement of the proposed settlement agreement.    On July 1, 2003, Fitch Ratings announced that it had raised the ratings of the Utility’s senior secured debt and preferred stock to 'BB-' and 'DDD', respectively, from 'DDD' and 'D'.  The Utility’s secured debt and preferred stock remains on Rating Watch Positive by Fitch. Fitch stated that the ratings reflect the fact that the Utility is currently paying all interest payments on its outstanding debt securities and Fitch's view that the Utility is likely to continue to do so through the remainder of the bankruptcy process.

Item 9.       Regulation FD Disclosure

          The information included in this Current Report on Form 8-K, including portions of the Utility’s monthly operating report for the month ended May 31, 2003 filed with the Bankruptcy Court attached hereto as Exhibit 1 and the financial projections relating to the Settlement Plan attached hereto as Exhibit 2, are being furnished, not filed, pursuant to Item 9 of Form 8-K.

Monthly Operating Report

          On June 30, 2003, the Utility filed its monthly operating report for the month ended May 31, 2003 with the Bankruptcy Court, as required by Section 704(8) of the U.S. Bankruptcy Code and Rule 2015 of the Federal Rules of Bankruptcy Procedure and prepared in accordance with U.S. Trustee Guidelines Region 17.  The Utility's monthly operating report includes an unaudited income statement for the month and an unaudited balance sheet dated as of the end of the month.  These unaudited financial statements are attached as an exhibit to this report.  Although not included in the exhibit attached to this report, the monthly operating report filed with the Bankruptcy Court also includes a statement of receipts and disbursements, as well as other information.  The preliminary financial statements were prepared using certain assumptions and estimates that are subject to revision.  Any adjustments for these estimates (based upon changes in facts and circumstances, further analysis, and other factors) will be reflected in the financial statements in the period during which such adjustments are made.  These adjustments could have a material impact on reported results in the future.

Financial Projections

          On July 8, 2003, PG&E Corporation and the Utility filed financial projections relating to the Settlement Plan with the Bankruptcy Court that are attached to this report as Exhibit 2.

Cautionary Statement Regarding Forward Looking Statements

          The projected financial information attached hereto as Exhibit 2 and the various assumptions underlying such projections constitute forward-looking statements which are necessarily subject to various risks and uncertainties that could cause actual results to differ materially from those contemplated by the forward looking statements and financial projections.  Some of the factors that could cause results to differ materially include:

-

whether the proposed settlement agreement with the CPUC, and the rates, tariffs and agreements that it contemplates, are approved by the CPUC after public hearings, the timing of such approval, and whether any such approvals are appealed and, if appealed, the timing and resolution of these appeals;

-	the outcome and the timing of the Bankruptcy Court’s proceeding to confirm the Settlement Plan, whether the confirmation order is appealed and, if appealed, the timing and resolution of these appeals,

-

the effect of judicial decisions on the CPUC's authority to enter into and perform its obligations under the proposed settlement agreement, including the California Supreme Court's consideration of the legality of recovery of under-collected costs by another California utility, Southern California Edison Company, under a settlement and stipulated federal court judgment with the CPUC;

-

prevailing governmental policies and legislative or regulatory actions generally, including those of the CPUC and the Federal Energy Regulatory Commission, or the FERC, industry and rate structure, recovery of investments and costs, acquisitions and disposal of assets and facilities, treatment of affiliate contracts and relationships and operation and construction of facilities;

-	whether the required credit ratings to implement the Settlement Plan are obtained;

-	the impact of future ratemaking actions of the CPUC;

-

future equity or debt market conditions, future interest rates, future credit ratings, and other factors that may affect the ability to implement the Settlement Plan or affect the terms, amount, and value of the debt securities proposed to be issued under the Settlement Plan;

-	unanticipated changes in operating expenses and capital expenditures;

-	the level and volatility of wholesale electricity and natural gas prices and the Utility’s ability to manage and respond to this volatility successfully;

-

increased competition as a result of municipalization of the Utility's distribution assets, self-generation by its customers and other forms of competition that may result in stranded investment capital, loss of customer growth and additional barriers to cost recovery;

-	changes in the level of the direct access customer cost responsibility surcharge, as well as other surcharges related to direct access, and changes to the current suspension of direct access;

-	the effect of compliance with existing and future environmental laws, regulations and policies;

-

the inability of various counterparties to meet their obligations under their power sale agreements with the Utility or with the California Department of Water Resources thereby increasing the Utility’s risk to procure additional power to cover the net open position;

-	the outcome of pending litigation and rate cases; and

-

significant changes in the Utility’s relationship with its employees, including the retirement of existing employees, the availability of qualified personnel and the potential adverse effects if labor disputes were to occur.

          In particular, the financial projections, attached as Exhibit 2, have been prepared based upon certain assumptions that PG&E Corporation and the Utility believes to be reasonable under the circumstances, taking into account the purpose for which they were prepared.  However, the financial projections were not prepared with a view toward compliance with the published guidelines of the Securities and Exchange Commission or the American Institute of Certified Public Accountants regarding projections or forecasts.  In addition, the financial projections have not been examined or compiled by the independent accountants of the Utility or PG&E Corporation.  Neither the Utility nor PG&E Corporation makes any representation as to the accuracy of the projections or the ability of the reorganized Utility to achieve the projected results.  Many of the assumptions on which the projections are based are subject to significant uncertainties.  Some assumptions may not materialize and unanticipated events and circumstances may affect the actual financial results.  Therefore, the actual results achieved may vary from the projected results and the variations may be material.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PG&E CORPORATION

By:	BRUCE R. WORTHINGTON __________________________________________
BRUCE R. WORTHINGTON Senior Vice President and General Counsel

PACIFIC GAS AND ELECTRIC COMPANY
By:	DINYAR B. MISTRY _________________________________________
DINYAR B. MISTRY Vice President and Controller

Dated: July 8, 2003